Exhibit 99.1

RELEASE
January 2024

DZS Secures $25 Million in Funding and Signs Definitive Agreement to Divest Asia Business
Divestiture to Korea-based DASAN Networks Inc., will allow DZS to focus on high growth, higher margin geographic regions while receiving an additional $5 million in cash and eliminating $43 million of debt
DALLAS, Texas, USA, Jan. 5, 2024 – DZS (Nasdaq: DZSI), a global leader of access, optical and AI-driven cloud software solutions, today announced it has secured $25 million in debt and equity funding and signed a definitive agreement to divest its Asia business, creating a broadband networking and AI-driven software pure play focused on the Americas, Europe, Middle East, and Africa (EMEA), and Australia/New Zealand (ANZ) regions.
On Jan. 5, 2024, DZS signed a definitive agreement to sell its Asia operations to Korea-based DASAN Networks Inc. (DNI), a significant stockholder of DZS, for $48 million, consisting of $5 million of cash and the elimination of approximately $43 million of debt. The sale is expected to close in February 2024, subject to regulatory approvals and other customary closing conditions.
In addition, DZS has secured $25 million of cash, consisting of a $15 million, 3-year term note with EdgeCo, LLC (EdgeCo), in connection with EdgeCo also receiving 6.1 million of warrants at an exercise price of $1.84, and $10 million as part of a private placement of DZS common stock with a Korean limited partnership controlled by Invites Ventures Co. (Invites Ventures), of which affiliates of DNI are the limited partners.
The divestiture allows DZS to focus on the Americas, EMEA and ANZ regions that are strategically aligned with the technology and acquisition investments made over the past several years, specifically the company’s category-defining Velocity access edge optical line terminal (OLT) portfolio; Saber optical edge reconfigurable optical add-drop multiplexer (ROADM) dense wavelength-division multiplexing (DWDM) platform resulting from its Optelian acquisition in 2021; and its advanced AI-driven orchestration, automation, slicing, network assurance and WiFi management software portfolio resulting from the company’s acquisitions of RIFT and ASSIA software and R&D assets in 2021 and 2022 respectively.
This divestiture of its Asia Business aligns with the company’s vision, strategy and growth pillars unveiled in October of 2020, specifically 1) Fiber-to-the-X (FTTX) broadband investment cycle fueled by over $100 billion in government stimulus funds, 2) growth spanning North America and Europe, 3) geopolitical security related cap-and-grow opportunities, 4) software-defined networking (SDN), and 5) 5G mobile transport adoption.
Over the past two years and during the second half of 2023, DZS has secured several new marquee customers inclusive of multi-year FTTX networking and 5G cloud software contracts which the company anticipates will fuel valuable growth over the next several years. The $30 million of incremental working capital will strengthen DZS’ balance sheet, supporting a robust pipeline, numerous field trials and the timing of billions of government stimulus funds anticipated to begin deployment in 2024.

“The $30 million of incremental working capital and the divestiture of our Asia business is expected to enable us to focus on our momentum with fiber-forward service providers across the Americas, EMEA and ANZ,” said Charlie Vogt, President and CEO, DZS. “The sale of our Asia business additionally enables us to transition to a more software-centric, AI-driven business model. Service providers in our new focused regions are embracing our open, standards-based, software-defined solutions and are increasingly transitioning away from Chinese vendors due to security concerns. During the second half of 2023, we secured several new multi-year, FTTX and 5G projects spanning our new Velocity V6 Access Edge, Saber 4400 Optical Edge, and AI-driven 5G slicing, automation and network orchestration software platforms. Our refined geographic focus allows us to scale common platforms across these regions and aligns with the numerous government stimulus initiatives designed to bring high speed digital communications services to unserved and underserved communities that are underway across these markets and expected to ramp during the next 12-18 months. We expect that our focus now on the Americas, EMEA and ANZ regions, with disruptive and differentiated access and optical networking solutions and a higher percentage of cloud-controlled software, will enable us to achieve improved gross margins by the end of 2024.”
Vogt concluded, “Although 2023 was a reset across our industry as service providers worked through post-pandemic supply and inventory challenges, DZS will enter 2024 right-sized, recapitalized and better positioned for long-term sustainable growth focusing on higher margin software-defined solutions and markets. While the past six months have been challenging due to our previously announced restatement process, as well as a global supply chain reset, our leadership team and financial advisors have worked very well together securing $25 million of working capital and through the proposed sale of our Asia business, an additional $5 million in cash together with the elimination of approximately $43 million of debt. Our employees are committed to the vision and strategy unveiled in 2020 and remain focused on our customers and partners as we enter 2024.”
DZS will host a conference call at 8:30 a.m. ET on Monday, January 8, 2024. Please join the conference call at least five minutes prior to the start time to ensure you are admitted prior to management’s prepared remarks. A live broadcast and replay of the audio webcast will be available at https://investor.dzsi.com.
About DZS Inc.
DZS Inc. (Nasdaq: DZSI) is a global leader of access, optical and AI-driven cloud software solutions.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Such statements include, but are not limited to, statements about the consummation and timing of the Asia business divestiture, the anticipated benefits of, and opportunities from, the divestiture, including the impact to the Company’s balance sheet, operations and financial results. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen affects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.
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Investor Inquiries:
Ted Moreau, Vice President, Investor Relations
Email: IR@dzsi.com